Exhibit 5.1

DLA Piper LLP (US)
One Liberty Place 1650 Market Street, Suite 5000 Philadelphia, PA 19103-7300
www.dlapiper.com
December 12, 2025

PDS Biotechnology Corporation
303A College Road East
Princeton, NJ 08540

RE: PDS Biotechnology Corporation - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to PDS Biotechnology Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of an aggregate of 3,144,049 shares (the “Plan Shares”) of the Company’s common stock, par value $0.00033 per share, issuable under the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including (i)  the Registration Statement, (ii) the Plan, (iii) the Eighth Amended and Restated Certificate of Incorporation, as amended, of the Company, (iv) the Third Amended and Restated Bylaws of the Company, (v) resolutions adopted by the Board of Directors of the Company approving the offering of Shares under the Plan, the authorization and approval of the preparation and filing of the Registration Statement, and the issuance of the Shares, and (vi) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

With respect to such examination, we have assumed, without independent investigation, (i) the genuineness of all signatures on all documents; (ii) the legal capacity of each natural person executing any document, whether on behalf of such person or an entity; (iii) the due authority of the persons signing any document on behalf of a party (other than the Company); (iv) the authenticity and completeness of all documents submitted to us as originals; (v) the completeness and conformity to the originals of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals thereof; (vi) that all public records reviewed or relied upon by us are true and complete; (vii) that all statements and information contained in any documents are true and complete; and (viii) that there has been no oral or written modification or amendment to any documents by action or omission of the parties or otherwise. We have also assumed that the offer and sale of the Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved capital stock a sufficient number of shares of common stock for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved common stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the exercise of options or the settlement of awards under the Plan. As to questions of fact and the consequences thereof relevant to the opinions expressed herein, we have, to the extent deemed appropriate, relied without independent investigation or verification upon, and assumed the accuracy and completeness of,  representations of certain officers and employees of the Company.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, with respect to the Plan Shares to be issued after the filing of the Registration Statement,  the Plan Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any award agreement entered into under the Plan, and upon receipt by the Company of the requisite consideration therefor, the Plan Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the “DGCL”) (without regard for decisional law), and we express no opinion as to the laws of any other state or jurisdiction. No opinion is expressed herein with respect to (i) the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) state or federal antifraud laws.  With respect to our opinions based on the DGCL, our examination has been limited to a review of the DGCL as reported in an official version of the State of Delaware statutory code available at https://delcode.delaware.gov.  Our review of the Delaware laws referred to in this paragraph has been limited to review of statutory code provisions and has not included commentary, regulations, or case law.  The individual lawyers within our firm who have devoted significant attention to the transaction on behalf of the Company are not members of the bar in Delaware and do not purport to be experts on the laws of the State of Delaware generally. With your permission such opinions are based solely upon such limited review.

The opinion expressed herein is limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act, the rules or regulations of the U.S. Securities and Exchange Commission thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ DLA Piper LLP (US)